Exhibit 99.1

Mobiquity Technologies and Advangelists Release AdCop™ to Fight Ad Fraud

Mobiquity Technologies' Advangelists™ Platform Provides Free Beta Program Seeking to Fight the $19 Billion Dollar Industry Fraud Problem

NEW YORK, Jan. 24, 2019 /PRNewswire/ -- Mobiquity Technologies, Inc. (OTCQB: MOBQ), announces AdCop™, the advertising industry's first transparent ad fraud reporting system to be made available free to brands and marketers as a beta testing program independent from Advangelists™.

Originally designed as a proprietary Advangelists platform feature, AdCop™ monitors for programmatic fraud post bid impression.  If AdCop™ suspects fraud, the Advangelists platform renders a blank page instead of an advertiser's advertisement as a brand safety measure.  In addition, the platform's comprehensive reporting provides advertisers and publishers full transparency and details around the fraud detected.

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Historically, advertisers seeking to protect themselves would need to blacklist app publishers and web sites with even minor levels of fraud.  Removing these apps and web sites would inevitably hinder the size and scale of the advertiser's audiences.  With AdCop™, a brand can continue to achieve campaign scale, but is inherently protected from having their ad display on a fraudulent site, or adjacent to unknown or unwanted content.

Premium publishers also benefit from AdCop™, knowing that fraud networks can not harm their reputation with brands seeking to protect themselves, or hinder their ability to capture ad revenue as brands build blacklists.

"Fraud hurts everyone in the industry. We believe programmatic media should be fully transparent, from cost transparency through to fully understanding the nature of fraudulent activity within your advertising partners," said Deep Katyal, CEO of Advangelists. "Other platforms will report on fraud at a group level, but AdCop™ goes further, reporting impression by impression the app, placement, and inventory source responsible for fraud. More importantly it enables brands to actively protect themselves."

"The industry did a good job of cleaning up desktop programmatic fraud last year, but as mobile ad spend is growing at 20% in 2019, the fraudsters are staying ahead of the game by moving to mobile environments that are far more complicated to police," said Brian Stoller, CMO of Mobiquity Technologies, and former media buyer. "We've observed some sectors of fraud growing at rates above 50%."

"We believe so strongly in our product, that today, I'm excited to announce our free AdCop™ beta program," continued Mr. Katyal. "Participating beta partners can monitor their ad campaign impression level fraud for free; they do not need to be a Client of Advangelists or purchase media through our platform."

The Beta program is available without cost to every advertiser.  Beta monitoring participants will be able to access a dashboard to monitor fraud at an impression level.  Brands interested in participating can visit https://adcop.advangelists.com to register.

About Mobiquity Technologies (www.mobiquitytechnologies.com)

Mobiquity Technologies, Inc. (OTCQB: MOBQ), is a mobile first, next generation, software-as-a-Service (SaaS) company for data and advertising. Through the Advangelists platform (www.advangelists.com), the company provides programmatic advertising technologies and precise mobile data insights on consumer behavior. We believe that advertising should be an amalgamation of great features, great usability and should have all the tools you need in one single platform.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.
Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes of competition, possible loss of customers, and the company's ability to attract and retain key personnel.

For more information email: press@mobiquitytechnologies.com

SOURCE Mobiquity Technologies, Inc.

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